UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2010
VANDA PHARMACEUTICALS INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-34186 (Commission File No.)	03-0491827 (IRS Employer Identification No.)
9605 Medical Center Drive
Suite 300
Rockville, Maryland 20850
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (240) 599-4500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On April 15, 2010, Brian K. Halak, Ph.D. announced his intention to resign as a member of the Board of Directors (the “Board”) of Vanda Pharmaceuticals Inc. (the “Company”), as a member of the Audit Committee and as Chairman of the Nominating/Corporate Governance Committee of the Board, effective as of April 21, 2010. Richard W. Dugan, one of the Company’s current directors, has been appointed to serve as the Chairman of the Nominating/Corporate Governance Committee following the effectiveness of Dr. Halak’s resignation.
(d) To fill the vacancy on the Board created by Dr. Halak’s resignation, and based upon the recommendation of the Board’s Nominating/Corporate Governance Committee, the Board elected Vincent J. Milano, age 46, to the Board as a Class II Director with his initial term expiring at the Company’s 2011 annual meeting of stockholders, effective immediately following Dr. Halak’s resignation. The Board also appointed Mr. Milano to serve on the Audit Committee of the Board in replacement of Dr. Halak.
Mr. Milano is President, Chief Executive Officer, and Chairman of the Board of Directors of ViroPharma Incorporated, a position that he has held since March 2008. He joined the company in 1996 and served as Vice President, Chief Financial Officer and Treasurer from 1997 to 2006. In 2006, he assumed the role of Vice President, Chief Financial Officer and Chief Operating Officer. Prior to joining ViroPharma, he was with KPMG LLP, independent certified public accountants, where he served as Senior Manager. Mr. Milano received his Bachelor of Science degree in accounting from Rider College.
In connection with his election to the Board, pursuant to the Company’s outside director compensation program, Mr. Milano will be granted an option to purchase 35,000 shares of the Company’s common stock at an exercise price equal to the closing price per share of the common stock on April 21, 2010, the date on which he will join the Board. Such option will vest in equal monthly installments over a period of four years from the date of the grant, except that in the event of a change of control the option will accelerate and become immediately exercisable. Mr. Milano will also receive a $25,000 annual fee, $2,500 for each Board meeting he attends in person ($1,250 for meetings attended by telephone) and $1,000 for each Audit Committee meeting attended in person or by telephone other than meetings that are held concurrently with a Board meeting. In addition, he will be eligible to receive, upon the conclusion of each annual meeting of stockholders, an option to purchase 15,000 shares of the Company’s common stock. The outside director compensation program is described in further detail in the Company’s Definitive Proxy Statement for its 2009 annual meeting of stockholders filed with the Securities and Exchange Commission on July 13, 2009.
Mr. Milano and the Company will also enter into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement will be in the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (File No. 333-130759), as originally filed on December 29, 2005.
The Board has determined that Mr. Milano is an independent director in accordance with applicable rules of the Securities and Exchange Commission and The Nasdaq Global Market.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release of Vanda Pharmaceuticals Inc. dated April 20, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.
By:	/s/ STEPHANIE R. IRISH
	Name:	Stephanie R. Irish
	Title:	Acting Chief Financial Officer, Secretary and Treasurer

Dated: April 20, 2010